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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Tetra Tech, Inc. on Form S-8 of our reports dated November 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 1, 1995.


/s/ Deloitte & Touche LLP

Los Angeles, California
September 4, 1996